Exhibit 10.90
MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE
(Matter Logistics Center @ West Cheyenne)
This Multi-Tenant Industrial Triple Net Lease (this “Lease”) is made and entered into as of February 25, 2021 (the “Effective Date”), by and between MATTER CHEYENNE LOGISTICS, LLC, a Delaware limited liability company (“Landlord”) and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Work Letter), Exhibit C (Prohibited Use), Exhibit D (Rules and Regulations), Exhibit E (Confirmation Letter, if required), Exhibit F (Requirements for Improvements or Alterations by Tenant), Exhibit G (Hazardous Materials Survey Form), Exhibit H (Move Out Conditions), Exhibit I (Minimum Service Contract Requirements), and Exhibit J (Additional Provisions).
1.BASIC LEASE INFORMATION.
1.1“Building” shall mean the industrial building located at 4004 West Cheyenne Avenue, North Las Vegas, Nevada 89032, and commonly known as Building E. “Rentable Square Footage of the Building” is deemed to be approximately ±479,579 square feet.
1.2“Premises” shall mean the area shown on Exhibit A to this Lease, to be known as, Suites 100 and 110 of Building E at Matter Logistics Center @ West Cheyenne. The Rentable Square Footage of the Premises (as herein defined) is deemed to be 122,128 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, the Rentable Square Footage of the Building and the Rentable Square Footage of the Project (as herein defined) are correct.
1.3“Base Rent”:

Period	Monthly Base Rent Per Square Foot	Total Monthly Base Rent
1 – 12	$0.53	$64,727.84
13 – 24	$0.54	$66,346.04
25 – 36	$0.56	$68,004.69
37 – 48	$0.57	$69,704.81
49 – 60	$0.59	$71,447.43
61 – 72	$0.60	$73,233.62
Notwithstanding the foregoing, Tenant shall be entitled to an abatement of Base Rent, for Lease Months two (2) through seven (7), such that the effective Base Rent rate for Lease Months two (2) through seven (7) shall be zero dollars ($0.00) (the “Base Rent Abatement”). Notwithstanding such Base Rent Abatement all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease. The Base Rent Abatement provided for in this paragraph is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If at any time during the Term three or more uncured Events of Default by Tenant occurs beyond the applicable cure periods, then the Base Rent Abatement provided herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent Abatement.
1.4“Tenant’s Proportionate Share”: Twenty-Five Point Forty-Seven Percent (25.47%), which is the percentage obtained by dividing (a) the number of square feet in the Premises as stated above by (b) the Rentable Square Footage of the Building. Landlord and Tenant stipulate that
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the number of square feet in the Premises and Building set forth above is conclusive and shall be binding upon them.
1.5“Tenant’s Project Share”: Sixteen Point Seventy-Eight Percent (16.78%), which is the percentage obtained by dividing (a) the number of square feet in the Premises as stated above by (b) the total Rentable Square Feet of the Buildings in Project.
1.6“Term”: The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the seventy-second (72nd) full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the later of (i) the date on which the Tenant Improvements (defined in Exhibit B) is Substantially Complete (defined in Section 3) or (ii) June 1, 2021. The parties anticipate that the Tenant Improvements will be Substantially Complete on or about June 15, 2021 (the “Target Commencement Date”). If the Termination Date does not fall on the last day of a calendar month, then the Termination Date shall be the last day of the calendar month in which the Termination Date would otherwise occur, and the Base Rent rate, per rentable square foot, applicable to the portion of such calendar month so added to the Term shall be the same as that which applies to the preceding portion of such calendar month.
1.7“Security Deposit”: None.
1.8“Guarantor(s)”: None.
1.9“Broker(s)”: Jones Lang LaSalle Brokerage, Inc. (Jason Simon) (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Colliers International (Jerry Doty) (“Landlord’s Broker”), which represented Landlord in connection with this transact
1.10“Permitted Use”: Tenant shall utilize the Premises for general office and administrative use, distribution related to an e-commerce business and all related lawful uses.
1.11“Notice Address(es)”:

Landlord:	Tenant:

Matter Cheyenne Logistics, LLC	Prior to and after the Commencement Date:
c/o Parallel Capital Partners	Priority Fulfillment Services, Inc.
4105 Sorrento Valley Boulevard	505 Millennium Drive
San Diego, CA 92121	Allen, TX 75013
Attention: Tom van Betten	Attn: General Counsel
Telephone: (858) 882-0900	Telephone: (972) 881-2900
Email: Contracts@pfsweb.com

1.12“Land” means the parcel(s) of land on which the Project is located (the “Land”) and the parking facilities and other improvements serving the Project and the parcel(s) of Land on which they are located.
1.13“Project” means the development known as Matter Logistics Center @ West Cheyenne, consisting of the Land, the Building, and five (5) buildings (collectively referred to as the “Buildings”) and all other improvements built on the Land, containing an aggregate total of approximately 727,926 Rentable Square Feet (as hereafter defined) within the Buildings.
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1.14“Rentable Square Feet (Foot)” or “Rentable Square Footage” or “Rentable Area” of the Premises, the Building, and/or the Project are deemed to be the amounts set forth in this Article 1. The measurement of the Rentable Square Feet has been calculated by an architect engaged by Landlord using accepted BOMA Standards based upon "drip line" methodology. The Rentable Square Feet in the Building and in the other Buildings allocates the Common Area in each building to all tenant space therein on a prorata basis.
2.PREMISES/USE.
2.1Premises. Landlord hereby leases to Tenant the Premises, but excluding the Common Area (as herein defined) and any other portion of the Building, the Land, and/or the Project. Tenant (i) ACCEPTS THE PREMISES "AS-IS," EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE WORK LETTER; AND EXCEPT AS PROVIDED HEREIN, LANDLORD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (WITHOUT LIMITATION, LANDLORD MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE, NOR AS TO COMPLIANCE WITH ANY APPLICABLE LAWS (AS HEREIN DEFINED), OR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS MATERIALS), (ii) acknowledges that the Premises are acceptable for Tenant's use. Tenant hereby acknowledges that the area of the Premises, the Building and the Project set forth in the Basic Lease Information is true and correct.
2.2Use. The Premises shall be used only for the Permitted Use and for no other uses without Landlord's written consent. Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, zoning, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Premises, the Building or the Project or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 15.1), and any covenants, conditions and restrictions encumbering the Land and/or the Project ("CC&Rs") or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws"). Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises and, except as set forth in the Work Letter, for performing, at Tenant’s sole cost, all modifications or additions to the Premises in order to be in ADA compliance for its use of the Premises. Landlord warrants that the Tenant Improvements constructed by Landlord pursuant to the Work Letter will comply with ADA upon the Commencement Date. Except as specifically set forth in the preceding sentence, Landlord shall have no obligation to bring the Premises into compliance with ADA. If a change to the Premises becomes required under Applicable Laws (or if any such requirement is enforced) as a result of any Alterations (herein defined) made to the Premises by Tenant, the installation of any trade fixture in the Premises by Tenant, any particular use of the Premises by Tenant other than the Permitted Use, or any breach of Tenant’s obligations under this Lease, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change. In no event shall the Premises be used for any Prohibited Use (as defined in Exhibit C). Tenant and all Tenant’s Parties shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe ("Rules and Regulations"). Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the Rules and Regulations. Landlord shall not be responsible or liable to Tenant for the non-performance of any other tenant or occupant of the Building or Project of the Rules and Regulations or for any
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interference or disturbance of Tenant by any other tenant or occupant. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area, or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or the Project, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, use or allow the Project and/or the Premises to be used for any unlawful purpose or conduct, or permit to be conducted, any auction upon the Project and/or the Premises.
3.ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.
3.1Commencement Date. The Premises shall be deemed to be "Substantially Complete" on the date on which: the Tenant Improvements have been performed (or would have been performed absent any Tenant Delay (as herein defined)), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises for the Permitted Use. “Tenant Delay” shall mean any delay in the performance of the Tenant Improvements as a result of the acts or omissions of Tenant or any Tenant Party (as herein defined) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, Tenant’s failure to install furniture, equipment or telecommunications cable in the Premises within the time periods specified by Landlord and to the extent required in order for Landlord to obtain all approvals necessary for the occupancy of the Premises, Tenant’s failure to complete work on or to the Premises to be performed by Tenant, or Tenant’s specification of any materials or equipment with long lead times not specifically identified in the approved plans. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) a notice substantially in the form of Exhibit E, as a confirmation of the information set forth therein within thirty (30) days after receiving it from Landlord, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.
3.2Possession. In the event that Landlord fails to Substantially Complete the Tenant Improvements by the date which is one hundred twelve (112) days after the date upon which this Lease has been executed and delivered by Landlord and Tenant, for reasons other than Force Majeure events or Tenant Delays, then Tenant, as Tenant’s sole remedy, shall be entitled to one (1) day of rental abatement for each one (1) day the Tenant Improvements are not Substantially Completed beyond such one hundred twelfth (112th) day, which shall be attributable to the Rent incurred upon and after the Commencement Date. The Commencement Date for the Premises shall be postponed until the date Landlord delivers possession of the Premises Substantially Complete. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s approval. If Tenant takes possession of or enters the Premises before the Commencement Date as agreed by Landlord pursuant to Exhibit J, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. electricity, HVAC service, etc.), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property, storage of goods and providing certain services as provided in Exhibit J.
4.RENT. Tenant shall pay to Landlord the Base Rent, Real Property Taxes (as herein defined) and Operating Expenses (as herein defined), in advance, on the first day of each calendar month. All Rent and payments required to be paid by Tenant to Landlord shall be made by Tenant payable to the entity and sent to the address Landlord designates and shall be made by good and sufficient check payable in
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United States of America currency or by other means acceptable to Landlord or by Electronic Fund Transfer of immediately available federal funds before 11:00 a.m. Eastern Time. Upon the execution of this Lease, Tenant shall pay to Landlord the first month’s Base Rent, the first monthly installment of estimated Operating Expenses. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent. The term "Rent" means the Base Rent and all Additional Rent payable hereunder. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or Additional Rent for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) fifteen percent (15%) per annum; or (ii) at the maximum rate permitted by law ("Applicable Interest Rate"). The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.
5.INTENTIONALLY OMITTED.
6.UTILITIES
6.1Utilities. Tenant shall pay all charges for heat, water, gas, electricity, telephone, internet and any other utilities and services used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provision of such utilities. If certain utilities are furnished to the Premises in common with other premises, then Landlord shall make a reasonable good faith estimate as to the amount used by each tenant (including Tenant) and bill each tenant accordingly; however, at any time, Landlord may elect to install one or more sub-meters for one or more premises (which, if installed at the Premises, shall be at Landlord’s expenses) in which event Landlord will bill each tenant whose premises is sub-metered for the amount used according to that tenant’s sub-meter. Any amounts which Landlord bills to Tenant under the terms of this Section 6.1 will be considered Additional Rent and will be due within thirty (30) days after the date upon which Landlord delivers such bill to Tenant.
6.2Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, casualty, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; (f) act or default by Tenant or other party; or (g) any other cause beyond Landlord’s reasonable control. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation concerning constructive eviction or permitting the termination of this Lease due to an interruption, failure or inability to provide any services. If Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any negligent failure by Landlord to provide utility services to the Premises which Landlord is obligated to provide pursuant to this Lease, and such failure was not caused directly or indirectly by the negligence or willful misconduct of Tenant, its employees, agents or visitors, guests, invitees or licensees (an "Abatement Event"), then Tenant shall give written notice of such Abatement Event to
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Landlord. If the Abatement Event continues for five (5) consecutive business days (the "Abatement Period") after Landlord's receipt of Tenant's written notice of the Abatement Event, then Base Rent shall be abated or reduced after expiration of the Abatement Period, for such time following expiration of the Abatement Period that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.
7.TAXES. Tenant shall pay to Landlord Tenant's Proportionate Share and Tenant’s Project Share of all Real Property Taxes (as herein defined) for each full or partial calendar year during the Term in accordance with the terms and provisions of Section 8 and Section 9 below. “Real Property Taxes” shall mean (a) all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, the Property, the Project or any other improvements, fixtures, equipment or other property located at or on the Land, the Building, the Property, or the Project, all capital levies, franchise taxes, any excise, use, margin, transaction, sales or privilege taxes, assessments, levies or charges and other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease (excluding net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder), including but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Land, Building, Property, Project or Premises, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the share of the Land, Building, Property, Project and Premises of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Land, Building, Property, Project or Premises; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Land, Building, Property, Project or Premises; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, fees and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment and other personal property located and/or installed on the Premises by Tenant; and, upon request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord. Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof.
8.OPERATING EXPENSES.
8.1Operating Expenses. For clarification purposes, Tenant’s Proportionate Share of Operating Expenses (defined below) relates only to such Operating Expenses actually incurred by Landlord exclusively in the ownership, operation, maintenance, repair, replacement and management of the Building. Tenant shall be responsible for Tenant’s Project Share to the extent applicable to the Project. Tenant shall pay to Landlord Tenant's Proportionate Share, or Tenant’s Project Share, as the case may be, of actual Operating Expenses for each full or partial calendar year during the Term, as provided in Section 9 below. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as expressly set forth in this Lease. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord. Except
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as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises, Property or the Project. To the extent the Building shares certain items or services with other buildings, Landlord shall reasonably allocate items or services reasonably be identified as attributable to a particular building or buildings on a building by building basis between such buildings and/or users based on the ground floor area of the Premises bears to the total ground floor area in the Building on the first day of January for the relevant calendar year for which any calculation is being made (for which Tenant pays Tenant’s Proportionate Share of the Building) and those charged to all tenants of the Property.
8.2Definition of Operating Expenses. "Operating Expenses" means the fair and equitable portion of the actual total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair, replacement and management of the Building, the Land, the Building Common Area, the Project and/or the Project Common Area, including, but not limited to: (1) repair, replacement, maintenance, utility costs and landscaping of the Building Common Area and Project Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building, the Building Common Area, the Land, the Project and/or the Project Common Area; (2) non-structural maintenance and repair of the roof (and roof membrane), and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 11.1 below for the annual premiums; (4) costs under maintenance contracts for, and the repair and replacement of, the elevators, if any, and all heating, ventilation and air-conditioning (HVAC) systems, if any, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (5) maintenance, repair, replacement, monitoring and operation costs of all mechanical, electrical and plumbing systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (6) maintenance, repair, replacement, monitoring and operation costs of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 12.2); (7) trash collection and snow removal costs; (8) costs of capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building, the Project, or the Land after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the useful life for a period determined by Landlord based upon generally accepted accounting principles consistently applied together with interest on the unamortized balance at seven percent (7%); (9) any other costs incurred by Landlord related to the Building, the Land and/or the Project including, but not limited to, paving, parking areas, roads, driveways, alleys, mowing, landscape, heating and ventilation; (10) assessments, association fees and all other costs assessed or charged under the CC&Rs, if any, that are attributable to the Land, the Building and/or the Project in connection with any property owners or maintenance association or operator; (11) a management fee, not to exceed 5% of net receipts from leases at the Building, for the management of this Lease, the Premises, the Building, the Land and/or the Project including the cost of those services which are customarily performed by a property management services company, whether performed by Landlord or by an affiliate of Landlord or through an outside management company or any combination of the foregoing; and and (12) wages and salaries of on-site management employees and reasonable allocation of offsite employees who perform a portion of their services in connection with the operation, maintenance or security of the Project. Operating
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Expenses shall not include (i) any costs, reserves or amortization related to capital repairs or replacements necessary to maintain the structural soundness of the foundation, replacement of or structural repairs to the roof structure or the exterior walls, correcting defects in the construction of the Building or any other building in the Project or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects; (ii) repairs to the extent covered by insurance proceeds that are actually received by Landlord, or paid or compensated otherwise by Tenant or other third parties, including because of the total or partial destruction of the Project or the condemnation of a portion of the Building or any other building in the Project; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) marketing expenses, including without limitation, costs of tenant improvements, abatements, concessions and commissions with leasing the Project; (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land or in the Project if such condition existed prior to the Commencement Date or due to the gross negligence or willful misconduct of Landlord and the acts and omissions of its agents, employees or contractors; (vi) costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Project; (vii) any charge for depreciation of the Project or equipment and any interest or other financing charge; (viii) all costs for which Tenant or any other tenant in the Project is being charged other than pursuant to the operating expense clauses of leases for space in the Project; (ix) the cost of any work or service performed for or facilities furnished to any tenant of the Building or any other building in the Project to a materially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant; (x) ground rent or similar payments to a ground lessor (xi) costs arising from the presence of any Hazardous Materials within, upon or beneath the Project regardless of how the same was introduced to the Project and/or whether such introduction was in violation of Environmental Law applicable as of the date of such introduction, unless the presence is caused by the acts or omissions of Tenant; (xii) salaries and compensation of ownership and management personnel and other personnel to the extent that such persons provide services to properties other than the Building, unless reasonably allocated per services provided; (xiii) costs of selling or financing the Project, the Building or any portions thereof.; and (xiv) all interest and penalties incurred as a result of Landlord's negligently failing to pay any bill as the same shall become due.
8.3Gross Up. If the Project is less than ninety-five percent (95%) occupied during any calendar year, the variable components of Operating Expenses as determined by Landlord shall be calculated as if the Project had been 95% occupied for the full calendar year. . Any Operating Expenses or Real Property Taxes that are specifically attributable to the Building or to any other building in the Project or to the operation, repair and maintenance thereof, may be allocated entirely to the Building or to such other building. However, any Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, may be equitably allocated by Landlord to all buildings in the Project. Except pursuant to this Section 8.3, it is understood that Landlord shall not, under no circumstances, charge for any expense which is not actually incurred as required or allowed under the Lease.
9.ESTIMATED EXPENSES.
9.1Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. For the purposes of Section 9 of this Lease, Tenant’s Proportionate Share and Tenant’s Project Share shall collectively be referred to as “Tenant’s Share.” Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated
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Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year. If Landlord does not provide Tenant with an estimate of the Operating Expenses or the Real Property Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant’s Share of Estimated Expenses for the 2021 calendar year is estimated to be Twelve Thousand Two Hundred Twelve and 80/100 Dollars ($12,212.80) per month (which is Ten Cents ($0.10 per month per square foot in the Premises).
9.2Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses, on the one hand, and the actual Tenant's Share of Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year. Promptly after the end of each calendar year, Landlord shall deliver to Tenant a statement of actual Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. Subject to review and adjustment in accordance with Section 9.3, for payment of the differential between the estimated and the actual Operating Expenses and Real Property Taxes, if Tenant's payments for estimated Operating Expenses are less than Tenant's Share of Operating Expenses, or if Tenant’s estimated payments of Real Property Taxes are less than Tenant’s Share of Real Property Taxes, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments for estimated Operating Expenses exceed the actual Tenant's Share of Operating Expenses, or if Tenant’s payments for estimated Real Property Taxes exceed the actual Tenant’s Share of Real Property Taxes, then (i) so long as an Event of Default by Tenant has not occurred and is continuing, Landlord shall credit such excess amount to future installments of Tenant's Share of Operating Expenses and/or Real Property Taxes, as the case may be, for the next calendar year (or pay to Tenant such excess in the event the Term has expired and (ii) if an Event of Default by Tenant has occurred and is continuing, Landlord shall apply such excess amount to any Base Rent then due and outstanding.
9.3Within sixty (60) days after receiving Landlord's actual Tenant's Share of Operating Expenses and Real Property Taxes, Tenant (or its agent) may, upon advance written notice to Landlord and during reasonable business hours, cause a review of Landlord's books and records with respect to the preceding calendar year to determine the accuracy of the Tenant's Share of Operating Expenses and Real Property Taxes. Landlord shall make all pertinent records available for review that are reasonably necessary for Tenant (or its agent) to conduct its review either in person or electronically. If Tenant retains an agent, at Tenant's sole cost and expense, to review Landlord's records, the agent shall be a CPA of national standing, which may include Tenant’s employees, that is not compensated on a contingency basis and is also subject to a reasonable confidentiality agreement. Within forty-five (45) days after all of the records necessary for review are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to the Tenant's Share of Operating Expenses and Real Property Taxes for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord's Tenant's Share of Operating Expenses and Real Property Taxes shall be deemed final and binding, and Tenant shall have no further right to review or object to such statement for that year. If Landlord and Tenant determine that the actual Operating Expenses and/or Real Property Taxes for the calendar year are less than those reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the
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amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that the actual Operating Expenses and/or Real Property Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination. The records obtained by Tenant shall be treated as confidential.
10.INDEMNITY AND WAIVER OF CLAIMS.
10.1Indemnity. Except to the extent any Losses (defined below) are caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective trustees, members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, Mortgagees, agents, contractors, successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, obligations, penalties, fines, taxes, costs, liens, liabilities, losses, charges and expenses, including without limitation all attorneys' fees and other professional fees (collectively referred to as “Losses”) which may be imposed upon, incurred by or asserted against Landlord or any of the Indemnitees at any time during or after the Term by any third party and arising out of or in connection with any Event of Default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, any damages or injury occurring in the Premises, Tenant's use of the Premises, any acts or omissions (including violations of Applicable Laws) of Tenant or any Tenant Party, the conduct of Tenant's business, or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area, or other portions of the Project, except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the costs of such defense. The obligations of Tenant under this Section 10 shall survive the termination, of this Lease with respect to any claims or liability arising prior to such termination.
10.2Intentionally Omitted.
11.INSURANCE.
11.1Landlord. Landlord shall maintain insurance policies insuring the Building against fire and extended coverage (including, if Landlord elects, "special cause of loss form" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles in the form and endorsements of such coverage as selected by Landlord, together with business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. The Building may be included in a blanket policy or captive insurance program. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord’s cost of any self-insurance deductible or retention.
11.2Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance in the following coverage amounts, which coverage amounts Landlord may reasonably increase from time to time upon sixty (60) days advance written notice to Tenant in the event Tenant’s operations change:
11.2.1Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance ("CGL Policy") (occurrence form) having a combined single limit of not less than Three Million Dollars ($3,000,000.00) per occurrence with deductible amounts that are commercially reasonable in Tenant’s market, including
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coverage for, among other things, bodily injury, personal injury, property damages arising out of Tenant’s operating and contractual liabilities, including coverage formerly known as broad form, blanket contractual liability for written contracts, premises and operations, products/completed operations, owners and contractors protective, personal and advertising injury, and with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by a hostile fire. If applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit. The CGL Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;
11.2.2Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;
11.2.3Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by applicable state and federal statute, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00);
11.2.4Property Insurance. "All risk" or "special cause of loss form" property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant's fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises (collectively "Tenant's Property") and
(2) the Alterations (as hereinafter defined) in an amount equal to the then applicable replacement value thereof. Landlord shall be designated as a loss payee with respect to Tenant's property insurance on any Alterations. In the event property of Tenant’s invitees or customers are kept in the Premises or Project, Tenant shall maintain insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; and
11.2.5Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct loss of earnings for a period of not less than twelve (12) months, attributable to all perils included in the "all risk" or "special cause of loss form" property insurance policy required in Section 11.2.4 above or attributable to prevention of access to the Premises as a result of such perils;
11.2.6Umbrella/Excess Insurance. An umbrella liability policy or excess liability policy having a limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate, which policy shall be in "following form" and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.
11.3General.
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11.3.1Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies authorized to do business in the state in which the Premises are located and having a "Financial Strength Rating" of at least "A-VIII" as determined by A.M. Best Company.
11.3.2Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Commercial Property Insurance) and ACORD 25-S (Certificate of Liability Insurance), no later than seven (7) days after the Effective Date of this Lease (but in any event prior to any entry onto the Premises by Tenant or any Tenant Party). Tenant shall, at least ten (10) days prior to expiration of any required coverage, furnish Landlord with certificates of renewal. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 11.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure. If Tenant fails to deliver any certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Term without Landlord’s prior written consent, Landlord may obtain such insurance and charge the cost thereof to Tenant which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to two percent (2%) of the Base Rent then in effect.
11.3.3Additional Insureds; Primary Coverage. Landlord, Landlord's Mortgagee, if any, any property management company of Landlord for the Premises, and all affiliates (of the above) and their respective directors, officers, employees, partners and members, shall be named as additional insureds, including, but not limited to CPG LV I LLC, a Delaware limited liability company, Centra Craig JV LLC, a Delaware limited liability company ("Additional Insureds") under Insurance Services Office ("ISO") endorsement CG 201011 85 or equivalent under all of the policies required by Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7, and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 11.3.2 above. The policies carried or required to be carried by Tenant pursuant to Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7 shall provide for severability of interest and shall be primary as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing. Landlord is to be insured as its interests may appear and is to be designated as a loss payee on the insurance required to be maintained by Tenant pursuant to Section 11.2.4.
11.3.4Limits of Insurance. The limits and types of insurance maintained by Tenant shall not limit Tenant's liability under this Lease, except as expressly provided in Section 11.3.5 below.
11.3.5Mutual Waiver of Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by property and/or business interruption insurance referenced in 11.2.4 and 11.2.5. The failure of a party to insure its property shall not void this waiver. Neither party, nor its officers, directors, employees, managers, agents,
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or contractors, shall be liable to the other for any business interruption loss incurred, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents and contractors for such business interruption loss from any cause whatsoever, including, but not limited to damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party at the Premises or the Project. For purposes of this Section 11.3.5, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.
11.3.6Notification of Incidents. Tenant shall notify Landlord as soon as practicable after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas, or the Project which could give rise to a claim under any of the insurance policies required under this Section 11.
12.REPAIRS AND MAINTENANCE.
12.1Tenant Obligations. Except as otherwise expressly provided in Section 12.2, Tenant, at Tenant's sole cost and expense, shall keep and maintain the interior and exterior of the Premises in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following: loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, locks and other locking devices, windows, glass and plate glass; ceilings, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside or exclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems inside or exclusively serving the Premises (subject to Landlord's rights described below); and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant's trade-fixtures and/or equipment. Tenant shall enter into a regularly scheduled preventive maintenance/service contract ("Service Contract") with a maintenance contractor reasonably acceptable to Landlord for servicing all heating ventilation, and air conditioning systems and equipment inside or exclusively serving the Premises (collectively, the "HVAC System"), if applicable, which Service Contract shall at a minimum comply with the requirements set forth on Exhibit I attached hereto. Tenant shall deliver full and complete copies of the Service Contract (and any other service contracts entered into by Tenant) to Landlord within one hundred twenty (120) days after the Commencement Date. Notwithstanding the foregoing, if Tenant fails to maintain a Service Contract as required by this Section 12.1, Landlord may elect to maintain the Service Contract, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord's demand for the reasonable and actual cost of the Service Contract and shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease. All repairs and replacements by Tenant shall be made and performed: (1) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (2) by certified contractors or mechanics reasonably approved by Landlord, which such approval shall not be withheld, conditioned or delayed, (3) so that same shall be at least similar in quality, value and utility to the original work or installation, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building, Property or the Project, and (5) in accordance with the Rules and Regulations and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure continues at the end of fifteen (15) business days following Tenant's receipt of written notice from Landlord stating the nature of the failure and Tenant has failed to commence a cure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense. Tenant
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shall maintain written records of maintenance and repair and shall deliver copies thereof to Landlord upon request.
12.2Landlord Obligations. Landlord shall assign all existing and continuing warranties associated with the Premises to Tenant to the extent permissible, and if not permissible, Landlord shall use its best efforts to enforce such warranties for the benefit of the Tenant. Landlord shall maintain and repair damage to structural portions of the roof, skylights (unless Tenant is directly responsible for damages to skylights), foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building and other portions of the buildings of the Project, and Landlord shall maintain and repair the Common Areas (as herein defined); provided, (a) if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense and (b) Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, moving, use or operation of Tenant's Property, (3) Tenant's use or occupancy of the Premises in violation of Section 15 of this Lease, (4) fire and other casualty, except as provided by Section 16 of this Lease, or (5) condemnation, except as provided in Section 17 of this Lease. Tenant waives any right to repair the Premises, the Building, the Project and/or the Common Area at the expense of Landlord under any Applicable Laws.
12.3Landlord's Default. Except as otherwise provided in this Lease and specifically subject to Sections 3 and 21, if Landlord fails in the performance of any of Landlord’s obligations under this Lease and such failure continues for thirty (30) days after Landlord’s receipt of written notice thereof from Tenant (or an additional reasonable time after such receipt if (i) such failure cannot be cured within such thirty (30) day period, and (ii) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity. Without limiting the foregoing, Landlord and Tenant agree that there are certain services which are to be performed by Landlord pursuant to this Lease and without which Tenant cannot occupy the Premises for the purpose of which it was originally leased. The services are (A) heat, water, gas, electricity, telephone and any other utilities and services used on or provided to the Premises or in the Building, including the repair and maintenance of mechanical, electrical and plumbing systems and the heating, ventilation and air-conditioning (HVAC) systems (to the extent that the delivery of such services is the obligation of Landlord pursuant to the terms of this Lease); (B) repairs and maintenance of the roof, roofing structure, skylights, exterior and structural walls, as well as the structural soundness of the foundation, including correcting defects of the same and/or replacing the same; and (C) continued access to the Building and Premises inclusive of the maintenance and repairs to the common driveways, loading and unloading areas and parking areas (collectively, the “Critical Services”). If Landlord fails to provide a Critical Service to the Premises or any portion thereof (a “Critical Service Failure”) within the stated period in this Section after receipt of written notice from Tenant (but in no event earlier than five (5) business days after receipt of such notice except in cases where there is an immediate threat of material and substantial property damage or immediate threat of bodily injury, in which case such shorter period of time as is reasonable under the circumstances), then Tenant may, at its option and without limiting all other available remedies, unless Landlord commences to cure such Critical Service Failure within such five (5) business day period (or immediately, in the case of an immediate threat or material and substantial property damage or immediate threat of bodily harm) and proceeds diligently to complete such cure, proceed to undertake such repairs and/or maintenance upon delivery of an additional two (2) business days' notice to Landlord that Tenant is taking such required action (provided, however, that no additional notice shall be required in the event of an emergency which threatens life or where there is imminent danger to property). If such Critical Service Failure is not cured prior to the expiration of such two (2) business day period (or the initial
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notice and repair period set forth above in the event of emergencies where no second notice is required) (the "Outside Repair Period"), then Tenant shall be entitled to reimbursement by Landlord of Tenant's actual, reasonable (under the circumstances), and documented costs and expenses in performing such maintenance and/or repairs plus an amount not to exceed five percent (5%) of such costs for overhead and time of Tenant to manage and undertake Landlord's obligations. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of Tenant's invoice of such costs and expenses. Any amounts not reimbursed by Landlord within such thirty (30) day period will be assessed a late charge equal to five percent (5%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) fifteen percent (15%) per annum; or (ii) at the Applicable Interest Rate until paid by Landlord. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building’s structure or Building’s systems, Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class buildings in Clark County, Nevada. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord's consent for such repairs. TENANT SHALL INDEMNIFY AND DEFEND THE LANDLORD PARTIES AND OTHER TENANTS AND OCCUPANTS OF THE PROJECT FROM AND AGAINST ALL CLAIMS IN CONNECTION WITH OR ARISING OUT OF TENANT’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT IN THE CURE OF OR ATTEMPT TO CURE ANY CRITICAL SERVICE FAILURE.
13.ALTERATIONS.
13.1Trade Fixtures; Alterations. Subject to limitations set forth in this Lease, Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that all alterations are done in compliance with Exhibit F and such items are installed and are removable without structural or material damage to the Premises, or the Building. Except for non-structural alterations or additions costing less than Fifteen Thousand and 00/100 Dollars ($15,000.00) which are not visible from the outside of the Premises through the windows of the Building, Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with the provisions of Exhibit F and any other applicable requirements of Landlord regarding construction of improvements and alterations. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) business days, then Landlord shall be deemed to approve such request. If requested by Landlord, Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof.
13.2Damage; Removal. Upon the expiration or earlier termination of this Lease, subject to normal wear and tear, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by or for the benefit of Tenant ("Alteration(s)") and repair all damage caused by the installation or removal thereof; provided, however, Landlord may require Tenant to have all or any portion of such items designated by Landlord at the time of providing its consent to the Alteration to remain at the Premises, in which event they shall be and become the property of Landlord upon the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area, or the Project whatsoever.
13.3Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises, the
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Building, and the Project, free of all mechanics' and materialmen's liens in connection therewith. Tenant shall remove any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, an Event of Default by Tenant shall have occurred, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by Tenant to pay for any work performed, materials furnished, or obligations incurred by or at the request of any of Tenant’s respective agents, contractors, employees, licensees, guests and invitees. This indemnity provision shall survive termination or expiration of this Lease. Pursuant to Nevada Revised Statutes (“NRS”) §108.234(3)(e), Landlord hereby informs Tenant that if Tenant undertakes the work, Tenant must comply with the requirements of NRS §108.2403. Tenant shall take all actions necessary under Nevada law to ensure that no liens encumbering Landlord’s interest in the Premises arise as a result of the construction of the work, which actions shall include, without limitation, the recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with NRS §108.2403, and either (i) establish a construction disbursement account pursuant to NRS §108.2403(1)(b)(1), or (ii) furnish and record, in accordance with NRS §108.2403(1)(b)(2), a surety bond for the prime contract for the construction of tenant improvements that meets the requirements of NRS §108.2415. Tenant may not begin construction of any tenant improvements in the Premises until Tenant has delivered evidence satisfactory to Landlord that Tenant has complied with the terms of this Section 13.3. Failure by Tenant to comply with the terms of this Section 13.3 shall permit Landlord to declare an event of default hereunder.
14.LANDLORD'S RIGHTS. Landlord reserves the right to enter the Premises upon reasonable advance notice to Tenant of no less than two (2) business days (or without notice in case of an emergency) and provided that Landlord shall use best efforts not nor materially or adversely impact Tenant’s business and operation to undertake the following all without abatement of rent or liability to Tenant, except as provided in this Lease: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant's use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as grant lease, license or use rights to third parties, to utilize the foregoing easements or licenses on the Land, the Property and/or the Project; grant easements, rights of way, utility raceways and make dedications; dedicate for public use portions of the Land, the Property and/or the Project not materially and adversely impact Tenant's access to the Premises; and record parcel maps, restrictions, covenants, conditions and restrictions affecting the Land, the Property and/or the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building, the Property and/or the Project; affix reasonable signs and displays on the Building and/or the Land (including rental signs); and, show the Premises to prospective purchasers, current or prospective investors, Mortgagees, ground lessees or insurers, or, during the last twelve (12) months of the Term (or following any Event of Default), prospective tenants. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions; provided, however, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after
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normal business hours. Notwithstanding the foregoing, in the event of any repair or alteration to the Premises by Landlord allowed in this Section 14, Landlord will, other than in an emergency, provide Tenant with thirty (30) days’ notice of such repair, maintenance or alteration to allow Tenant to mitigate and reduce any operational impact on its business. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent, except as provided in this Lease.
15.ENVIRONMENTAL MATTERS.
15.1Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area, or the Project, except for routine office and janitorial supplies in usual and customary quantities stored and motor vehicle fuel stored in fuel tanks of motor vehicles used on site, including forklift propane tanks, used and disposed of in accordance with all applicable Environmental Laws, and Hazardous Materials contained in products stored by Tenant in their original, sealed, and unopened containers in accordance with Environmental Laws, subject to Tenant’s compliance with Section 15.3 below. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device within the Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. As used herein, the term "Environmental Laws" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Laws, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and explosives, flammables, or radioactive substances of any kind. As defined in Environmental Laws, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, or Tenant’s Parties, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Tenant shall neither create or suffer to exist, nor permit any Tenant Party to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Project, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly notify both the property manager and the Landlord and shall promptly take any and all steps necessary to rectify the
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same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.
15.2Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless the Indemnitees from and against any and all Losses of or in connection with (1) Tenant and/or any Tenant Party's breach of this Section 15, or (2) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the cost of such defense. This indemnity shall include, without limitation, any Losses arising from or in connection with (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (ii) the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, (iii) lost profits, consequential damages, the cost of demolition or rebuilding any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws), (iv) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Laws, and (v) diminution in the fair market value of the Project including without limitation any reduction in fair market rental value or life expectancy of the Project or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Project or any portion thereof. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.
15.3Environmental Questionnaire Disclosure. Simultaneously with the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely on the information contained therein. Within ten (10) days following receipt by Tenant of a written request therefor from Landlord (which request shall not be made more often than annually), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Tenant intends to store, generate, use or dispose of on, under or about the Premises. At Landlord’s option, Tenant’s disclosure obligation under this Subparagraph shall include the requirement that Tenant update, execute and deliver to Landlord the Survey Form, as the same may be modified by Landlord from time to time.
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15.4Surrender. In the ninety (90) days prior to the expiration or termination of the Lease, and for up to ninety (90) days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Premises; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Premises and the Project performed. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the consultant performing such assessment which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Premises and/or the Project caused by the acts or omissions of Tenant or any of Tenant’s Parties. Tenant’s obligations under this Section 15.4 shall survive the expiration or termination of this Lease.

16.DAMAGE AND DESTRUCTION. If at any time during the Term all or a portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed one hundred (100) days from the issuance of all permits, subject to extensions for Force Majeure, Landlord or Tenant may elect to terminate this Lease. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the fire or other casualty shall have the right to terminate this lease if: (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or ground lease, or (2) a material uninsured loss to the Building or Premises occurs. If neither party either elects to terminate this Lease as provided above or if neither party has the right to terminate this Lease as provided above, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly commence to restore the Premises, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Such restoration shall be to substantially the same condition that existed prior to the fire or other casualty, except for modifications required by Applicable Laws. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant insurance with respect to any Alterations, provided if the estimated cost to repair such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs or Tenant may determine not to restore such Alterations. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than three (3) months to repair such damage. Provided no Event of Default by Tenant has occurred, Base Rent and Tenant’s Proportionate Share, or Tenant’s Project Share, of Operating Expenses and Real Property Taxes shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is untenantable bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant. Tenant agrees that the terms of this Section 16 shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.
17.CONDEMNATION. If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would materially interfere with or impair Landlord's ownership or operation of the Property and/or the Project (as determined by Landlord) or the Tenant’s use and operation of the Premises, Building or Project, then upon written notice by Landlord this Lease shall terminate and Base Rent and Tenant’s Proportionate Share and Tenant’s Project Share of Operating Expenses and Real Property Taxes shall be apportioned as of said date. If part of the Premises or the Building shall be Taken and such condemnation does not materially interfere with or impair Landlord’s ownership or operation of the Property and/or the Project or the Tenant’s use and operation of the Premises, Building or Project, and this Lease is not terminated as provided above, the Base Rent and Tenant’s Proportionate Share and Tenant’s Project Share of Operating Expenses and Real Property Taxes payable hereunder during the unexpired Term shall be reduced to account for any reduction in the square footage of the Premises, Building or Project, as
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applicable. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the terms of this Section 17 shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.
18.DEFAULT.
18.1Tenant Event of Default. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":
18.1.1Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of three (3) days after written notice to Tenant.
18.1.2Tenant or any guarantor or surety of Tenant's obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a "proceeding for relief"); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
18.1.3Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.
18.1.4Subject to an allowed assignment or sublease under the terms of this Lease, Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease; provided, however, that Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism, and (3) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect.
18.1.5There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.
18.1.6Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) and such failure shall continue for a period of three (3) days after receipt of written notice to Tenant on three (3) separate occasions during any twelve (12)-month period, and in such event, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Event of Default.
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18.1.7Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 18.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.
18.1.8Tenant or any affiliate of Tenant is in default beyond any notice and cure period under any other provision of this Lease or under any other lease or agreement with Landlord at the Building or the Project.
18.2Landlord's Remedies. Upon any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand subject to Landlord’s obligations to mitigate damages and/or Losses, as outlined in the Lease:
18.2.1Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor other than for negligence and willful misconduct of Landlord, its agents and/or contractors; and Landlord may recover from Tenant the following: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of restore any portion of the Premises back to its original condition as of the Commencement Date (subject to normal wear and tear)(“Costs of Reletting”); plus (e) at Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by law. As used in subsection (a) and subsection (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus one (1) percentage point, or (ii) the Applicable Interest Rate. As used in subsection (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
18.2.2If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, terminate Tenant’s right to possession of the Premises and, in compliance with Applicable Laws, remove Tenant, Tenant’s property and any parties occupying the Premises. Landlord will use commercially reasonable efforts to relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord shall reasonably determine. Landlord may collect and receive all rents and other income from the
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reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.
18.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 18.2.1 and Section 18.2.2, or any law or other provision hereof), without prior demand or notice except as required by law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
18.2.4Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder.
18.2.5If Landlord elects to cure such Event of Default by Tenant, Landlord may, at Landlord's option, enter into and upon the Premises and correct the same without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If any lien is filed and not cured within the fifteen (15) day time period set forth above, then Landlord may take such action as may be necessary to remove such lien. Tenant agrees to pay Landlord an amount equal to one hundred ten percent (110%) of any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, including without limitation, attorney’s fees, together with interest thereon at the Applicable Interest Rate from the date of expenditure.
18.2.6Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that except as provided in Section 18.2.1 and Section 18.2.2 above, such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one (1) or more of its rights in connection with any subsequent Event of Default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord may reasonably determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before
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reletting the Premises). Landlord shall not be liable for Landlord's failure to relet the Premises or collect rent due in respect of such reletting.
19.ASSIGNMENT AND SUBLETTING.
19.1Except as permitted under this Article 19, Tenant shall not assign, sublet, convey, mortgage, license or otherwise transfer (any of the foregoing, a “Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. A “Permitted Transfer” shall be deemed to mean: (i) the merger of Tenant with any other entity or the indirect or direct transfer of any controlling or managing ownership or beneficial interest in Tenant, and (ii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises. If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant or transferee, at least fifteen (15) days prior to the anticipated effective date of the Transfer. Tenant shall pay Landlord's reasonable attorneys' and financial consultant's fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted, not to exceed $500 per occurrence. If Landlord fails to notify Tenant in writing of Landlord’s approval or disapproval of any proposed Transfer within fifteen (15) business days after Landlord’s receipt of all required documentation, Landlord shall be deemed to have approved such Transfer. If Landlord approves of such Transfer, the parties shall enter into a consent agreement in a form reasonably designated by Landlord, and in the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. Any purported Transfer contrary to the provisions hereof shall be void and constitute an Event of Default. This Lease may not be assigned by operation of law. In the event of an assignment of this Lease or subletting of all of the Rentable Square Footage of the Premises for the remaining Term (excluding unexercised options), Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease. If Landlord exercises its right to recapture, this Lease shall automatically be terminated with respect to the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such termination. If Tenant receives rent or other consideration for any such Transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder, after Tenant's recovery of its actual and reasonable attorney's fees, brokerage commissions and improvement allowances, improvement costs or other concessions incurred directly in connection with such assignment or subletting, determined on a straight-line basis. Subject to Landlord exercising its right to recapture the Premises, Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made, and in no event shall any assignment or other Transfer release or relieve Tenant from any obligation under this Lease. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.
19.2Notwithstanding anything to the contrary contained in this Section 19, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises
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(other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a Transfer of any right or interest in the Use of all or any part of the Premises.
19.3Notwithstanding anything in this Article 19 to the contrary, provided no Event of Default exists or is continuing under this Lease, Tenant may, without Landlord's consent, but after providing written notice to Landlord pursuant to the notice provision of Section 19.1, assign this Lease or sublet all or any portion of the Premises to any Related Entity (as herein defined) provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity's use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; and (iii) such Related Entity provides evidence of its credit worthiness and financial stability to maintain the financial obligations under the Lease with proof satisfactory to Landlord, determined in its reasonable discretion, of such sufficient net worth having been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. "Related Entity" shall be defined as any parent company, subsidiary, affiliate or related corporate entity of Tenant that controls, is controlled by, or is under common control with Tenant.
19.4Notwithstanding anything in this Article 19 to the contrary, provided no Event of Default exists or is continuing under this Lease, Tenant may, without Landlord's consent, but after providing written notice to Landlord pursuant to the notice provision in Section 19.1, assign this Lease or sublet all or any portion of the Premises in connection with a Permitted Transfer provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity's use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; and (iii) the net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill) of any assignee after such transfer is greater than or equal to the greater of (a) the net worth of Tenant as of the Effective Date; or (b) the net worth standards of Tenant immediately after such transfer are acceptable to Landlord in its reasonable determination with evidence of such net worth delivered to Landlord at least ten (10) days prior to the effective date of such transfer.
20.ESTOPPEL, ATTORNMENT AND SUBORDINATION.
20.1Estoppel. Within ten (10) business days after written request by Landlord, Tenant shall execute and deliver a commercially reasonable certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Event of Defaults and the amount of Rent that is due and payable. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured Event of Defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (3) no more than one month's Base Rent has been paid in advance.
20.2Subordination. This Lease shall unconditionally be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises, or the Project or Landlord's interest therein (including any modifications, renewals or extensions thereof and all amendments thereto) (collectively, referred to as a “Mortgage”), all without the necessity of Tenant's executing further instruments to effect such subordination. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in the form reasonably required by the applicable Mortgagee. Notwithstanding anything contained in this Lease to the contrary, (1) the obligation
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for commissions under Section 25.19 shall not be binding on, and will not be enforceable against, any of Owner's Mortgagees, and (2) such commission obligation shall be unconditionally subordinate to the lien of any Mortgage, and any commissions otherwise payable under this Lease shall not be due or payable after an event of default under any such mortgage or other security interest. Notwithstanding anything to the contrary contained in this Section 20.2, the holder of any such Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of executing, delivery or recording and in the event such Mortgagee shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such Mortgage and had been assigned to such Mortgagee.
20.3Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any Mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such Mortgage. Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease. Tenant’s attornment shall be effective and self-operative without the execution of any further instrument immediately upon Mortgagee’s succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such Mortgagee or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such Mortgagee where such consent is required under applicable loan documents. Mortgagee shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, nor for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Mortgagee. If Mortgagee, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Mortgagee, all such obligations shall terminate as to Mortgagee.
21.LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD INDEMNITEES. NEITHER LANDLORD NOR ANY LANDLORD INDEMNITEES SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD INDEMNITEES OR MORTGAGEES BE LIABLE TO TENANT FOR LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD’S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSFER.
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22.HOLDING OVER. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall be a tenancy at sufferance only, for the entire Premises, subject to the terms and conditions of this Lease, provided that, Tenant shall pay monthly Base Rent and Additional Rent (determined on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent in effect immediately prior to such holding over. This Section shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, and if such failure continues for more than ninety (90) days after the expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all Losses (including without limitation consequential damages) resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.
23.NOTICES. All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e- mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.
24.SURRENDER. Upon the expiration or earlier termination of this Lease, subject to the normal wear and tear of the Premises, Tenant shall repair any damage to and restore the condition of the Premises in accordance with Section 13.2. Tenant shall also remove all of Tenant's Property and shall repair all damage to the Premises, the Building, the Common Area, and the Project caused by the installation or removal of Tenant's Property. In no event shall Tenant remove from the Building any mechanical or electrical systems, including without limitation, any power wiring or power panels, lighting or lighting fixtures, wall coverings, drapes, blinds or other window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating and air conditioning equipment, fencing or security gates, load levelers, dock lights, dock locks or dock seals, or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits or requires such removal in writing. Tenant shall surrender the Premises, together with all keys and security codes, to Landlord broom clean, in as good a condition as when received, and in the condition described on Exhibit H attached hereto, ordinary wear and tear and damage by fire or casualty excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear”. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within five (5) days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property, except for the negligence or willful misconduct of Landlord, its agents or contractors. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage,
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within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.
25.MISCELLANEOUS.
25.1Entire Agreement. This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.
25.2Time of Essence; Business Days. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. For all purposes herein, a “business day” shall mean Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located.
25.3Attorneys' Fees; Jury Trial Waiver. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the substantially prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.
25.4Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.
25.5Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located, and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.
25.6No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.
25.7Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 19, Tenant.
25.8Third Party Beneficiaries. Nothing herein is intended to create any third party beneficiary.
25.9Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof.
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25.10Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.
25.11Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
25.12Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.
25.13Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever.
25.14No Press Release. Any press release or other similar public statement regarding Tenant's occupancy of the Premises or this Lease shall require the prior written approval of Landlord.
25.15Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval (not to be unreasonably withheld) and shall be subject to the CC&Rs and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program (if any). Upon Landlord’s prior written approval, Tenant shall have the right to install signage on the Premises based on the signage design requirements at the Project (the “Signage Criteria Manual”), which will be provided to Tenant. Additionally, Landlord intends to, but is not obligated to, install monument signage, of which Tenant shall be entitled to one (1) position. All costs associated with fabricatings and installing Tenant specific signage shall be at Tenant’s sole cost and expense. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 13 (Alterations). Tenant, at Tenant’s sole cost and expense, shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the roof of the Building, including the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business. Landlord shall be entitled to all revenues from such advertising signs.
25.16Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.
25.17Financial Statements. If Tenant is no longer a public company maintaining its filing obligations, Tenant shall provide, and cause each Guarantor, if applicable, to provide to any Mortgagee, any purchaser of the Building and/or the Project or Landlord, within ten (10) days after request, a current, accurate, audited financial statement for Tenant and Tenant's business (and Guarantor and Guarantor’s business, if applicable) and financial statements for Tenant and Tenant's business (and Guarantor and Guarantor’s business, if applicable) for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant (or Guarantor, if applicable) as being true and correct. Tenant shall also provide, and cause each Guarantor, if applicable, to provide, within said ten (10)-day period such other financial
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information or tax returns as may be reasonably required by Landlord, any purchaser of the Building and/or the Project or any Mortgagee of either. Tenant hereby authorizes Landlord, and shall cause each Guarantor, if applicable, to authorize Landlord to obtain one (1) or more credit reports on Tenant (and Guarantor, if applicable) at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.
25.18Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker, agent or finder in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, agents or finders other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, agents or finders, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
25.19Authorization. If Tenant signs as a corporation, partnership, limited liability company, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
25.20Joint and Several. If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that: (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to the exercise of any options hereunder, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted.
25.21Covenants and Conditions. Each provision to be performed by either party hereunder shall be deemed to be both a covenant and a condition.
25.22Consents. Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.
25.23Force Majeure. "Force Majeure" as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord or Tenant (as applicable), including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance, failure or inability to secure materials, supplies or labor through ordinary sources, epidemic/pandemic, quarantine, other health risks, including, but not
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limited, to health risks declared or recognized by the Centers for Disease Control, the World Health Organization, any governmental authority or other similar body, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the Landlord or Tenant, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

25.24OFAC. Tenant hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. If the foregoing representations are untrue at any time during the Lease Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall have no obligation to make, and does not make, the foregoing representations, warranties or certifications with respect to its owners so long as Tenant’s stock is publicly traded.
25.25Roof Use by Landlord. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant's use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any other uses.
25.26Parking. Unless otherwise directed by Landlord, Tenant shall have the right to park in common with other tenants of the Project in those areas designated by Landlord for nonreserved parking. During the Term, Tenant shall have the non-exclusive right to use a total of seventy-five (75) unreserved vehicular parking spaces, as parking available for the Building is generally shown on Exhibit K attached hereto. If Tenant requires additional parking during the approximate two-week period around “cyber week” each year, Landlord agrees to use best efforts to make twenty (20) to thirty (30) additional parking spaces available to Tenant, subject to availability and provided that Tenant gives Landlord reasonable prior notice of such parking requirement. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may, but is not obligated to, designate exclusive parking spaces for Tenant and other tenants within the Project if Landlord reasonably determines that such designation is necessary. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, but shall use good faith efforts to enforce such Rules or Regulations on behalf of all tenants. The parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, SUV’s or pick-up trucks (“Permitted Size Vehicles”). Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. No vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area.
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25.27Common Area. The term “Common Area” means all areas from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, and Landlord, including, without limitation, roadways, entrances and exits, loading areas, landscaped areas, open areas, park areas, service drives, walkways, common trash areas, vending or mail areas, common pipes, conduits, wires and appurtenant equipment within the Project, maintenance and utility rooms and closets, exterior lighting, exterior utility lines, and parking facilities. Tenant and its employees and visitors shall have the non-exclusive right to use any Common Areas of the Project as constituted from time to time, subject to such reasonable rules and regulations governing the use as Landlord from time to time may prescribe. Notwithstanding anything contained herein to the contrary, Landlord shall have the right to designate certain portions of the Common Areas (including, but not limited to, areas adjacent to a tenant’s premises and/or trailer parking areas located throughout the Project) for the exclusive use of one or more tenants, so long as, in Landlord’s determination, such designation does not materially adversely impact the rights of any other tenant within the Project. Landlord as part of the management fees under the Operating Expenses shall use good faith efforts to enforce the Rules or Regulations for the benefit of the Tenant. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the Rules or Regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord may change the shape and size of the Common Areas, including the addition of, elimination of or change to any improvements located in the Common Areas, so long as such change does not materially adversely affect Tenant’s ability to use the Premises for the Permitted Use.
25.28Counterparts. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.
25.29Light and Air. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.
25.30Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord's prior written consent, which Landlord may withhold in its sole discretion. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.
25.31Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.
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25.32Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

25.33Confidentiality. Subject to compliance with applicable law and regulation, Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.
25.34Energy Usage. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Project, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption at the Building that Landlord may request.
25.35Zoning. The Premises is currently zoned M-1 in the City of North Las Vegas. Tenant shall be responsible for verifying and securing any permits or licenses required to operate Tenant’s business from the Premises. Landlord makes no representation concerning the suitability of the Premises for Tenant’s intended use. It is Tenant’s sole responsibility to determine whether or not Lessee’s intended product, potential racking, and use are compliant with the current zoning and fire code and for securing all necessary permits and licenses associated with Tenant’s use.
[Signatures on following page.]
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Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MATTER CHEYENNE LOGISTICS, LLC,
a Delaware limited liability company,

By: CPG LV I LLC, a Nevada limited liability company,
its Manager

By: CENTRA CRAIG JV, LLC, a Nevada limited
liability company, its Manager

By: ___________________________________________
Name: ________________________________________
Title: _________________________________________

TENANT:

PRIORITY FULFILLMENT SERVICES, INC.,
a Delaware corporation

By: ___________________________________________
Name: ________________________________________
Title: _________________________________________
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